EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 for the Company’s 2006 Stock Incentive Plan of our report dated March 12, 2007 relating to the consolidated financial statements of Birmingham Bloomfield Bancshares, Inc. for the year ended December 31, 2006 as included in the Form 10-KSB filed with the SEC (File No. 000-52584).
/s/ Plante & Moran, PLLC
Plante & Moran, PLLC
Auburn Hills, Michigan
September 21, 2007